UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2011
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 10th Floor New York, NY	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information
Item 2.02 Results of Operations and Financial Condition.
On August 15, 2011, Westwood One, Inc. (the “Company”) issued a press release announcing earnings for the second quarter ended June 30, 2011. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.
Section 5 Corporate Governance and Management
Item 5.02 Compensatory Arrangements of Certain Officers.
(e) Pursuant to the approval of the Compensation Committee of the Company’s Board of Directors, the employment agreements for each of David Hillman and Steve Chessare were amended to change the severance protection in such employment agreements to: (i) twelve months of base salary in the case of David Hillman, EVP, General Counsel and Chief Administration Officer and (ii) six months of base salary in the case of Steve Chessare, SVP, Sales. Additionally, Mr. Hillman’s employment agreement was amended to extend the stated termination thereof to December 31, 2011.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.		Description of Exhibit
10.1	*	Amendment No. 4, executed on August 12, 2011 (effective July 14, 2011), to the Employment Agreement, effective October 16, 2004, by and between the Company and David Hillman.

10.2	*	Amendment No. 1, executed on August 15, 2011 (effective July 28, 2011), to the Employment Agreement, effective June 30, 2008, by and between the Company and Steve Chessare.

99.1		Press Release, dated August 15, 2011, announcing earnings for the second quarter ended June 30, 2011.

*	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2011, filed with the SEC on August 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: August 18, 2011	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs, General Counsel and Secretary